Exhibit 99.2

22nd Century Group Closes $10 Million Private Placement

CLARENCE, N.Y. - 22nd Century Group, Inc. (NYSE MKT: XXII) announced today that it has closed a private placement with Crede CG III, Ltd (Crede), pursuant to which 22nd Century sold 3,871,767 shares of restricted stock for the purchase price of $10,000,000. The pricing was determined by the 3-day volume-weighted average price (VWAP) from September 10 through 12. Proceeds of the financing will be used to conduct exposure studies, product launches, acquisitions, potential joint ventures, and for general working capital purposes.

As one of the largest shareholders of the Company, Crede continues to demonstrate its long-term investment horizon by investing new money in restricted common stock of 22nd Century Group at current market prices – without a discount.

Joseph Pandolfino, Founder and CEO of 22nd Century Group, stated, “Crede has been a long-term shareholder and is assisting the Company in achieving its strategic objectives. Additionally, Crede has been instrumental in our Asian strategic initiatives and we are hopeful these lead to attractive opportunities for 22nd Century in the coming weeks.”

“The proceeds from this private placement will greatly strengthen our balance sheet. Further, the funds will facilitate several R&D catalysts as well as the achievement of revenue-generating milestones,” explained John T. Brodfuehrer, 22nd Century’s CFO. He added, “I expect the coming months to be very exciting for our shareholders.”

Chardan Capital Markets, LLC acted as the exclusive placement agent in this transaction.

For additional information, please visit: www.xxiicentury.com

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company whose proprietary technology through genetic engineering and plant breeding allows (i) the level of nicotine (and other nicotinic alkaloids) in the tobacco plant to be decreased or increased and (ii) the levels of cannabinoids to be decreased or increased in addition to the cannabinoid profile being tailored. 22nd Century owns or is the exclusive licensee of 129 issued patents in 78 countries plus an additional 51 pending patent applications, and 22nd Century has co-exclusive rights to another 16 patent applications. Goodrich Tobacco is focused on commercial tobacco products and potential less harmful cigarettes. Botanical Genetics is focused on natural, safe and effective cannabis-based products for human health, well-being and nutrition, in addition to industrial products refined from cannabis. Hercules Pharmaceuticals is focused on X-22, a prescription smoking cessation aid in development.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed on January 30, 2014, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contact

Redington, Inc.

Tom Redington

203-222-7399